CUSIP No.	879101103	13G	Page	9	of	10
EXHIBIT 1
AGREEMENT TO FILE JOINT
STATEMENTS ON SCHEDULE 13G
     THIS AGREEMENT is entered into as of the 9th day of February, 2011 by and among Dansington Corp., a company organized under the laws of the Bahamas, The Tango Trust, a trust organized under the laws of the Bahamas (the “Trust”), and Rhone Trustees (Bahamas) Ltd., a company organized under the laws of the Bahamas (the “Trustee”).
W I T N E S S E T H
     WHEREAS, Dansington Corp., the Trust and the Trustee may each be deemed to have held beneficial ownership of more than five percent of the shares of the Common Stock of Tekelec, a California corporation (the “Common Stock”);
     WHEREAS, the Common Stock has been registered by Tekelec under Section 12(g) of the Securities Exchange Act of 1934 (the “Act”);
     WHEREAS, pursuant to Rule 13d-1 under the Act, any person who holds or held more than five percent of such a class of registered equity securities is, under certain circumstances, permitted and/or required to file with the Securities and Exchange Commission a statement on Schedule 13G;
     WHEREAS, Rule 13d-1(k) under the Act provides that, whenever two or more persons are permitted to file a statement on Schedule 13G with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them; and
     WHEREAS, pursuant to Rule 13d-1 under the Act, Dansington Corp., the Trust and Trustee jointly filed a Schedule 13G with the Securities and Exchange Commission on March 10, 2010.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:
     Dansington Corp., the Trust and the Trustee each hereby agree, in accordance with Rule 13d-1(k) under the Act, to file jointly this Amendment No. 1 to Schedule 13G (the “Amendment”) with respect to the Common Stock beneficially owned or deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.
     Dansington Corp., the Trust and the Trustee each hereby agree that the Amendment shall be filed jointly on behalf of each of them, and that a copy of this Agreement shall be filed as an exhibit thereto in accordance with Rule 13d-1(k)(iii) under the Act.
     This Agreement may be executed in counterparts which together shall constitute one agreement.

CUSIP No.	879101103	13G	Page	10	of	10
     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first above written.

DANSINGTON CORP.
By:	Nassnom Investments Corp., a Director

By:	/s/ Katrina Montgomery
	Print Name:	Katrina Montgomery
	Title:	Director

By:	Nomnass Investments Corp., a Director

By:	/s/ Kirsten Sweeting
	Print Name:	Kirsten Sweeting
	Title:	Director

RHONE TRUSTEES (BAHAMAS) LTD., on behalf of itself and as Trustees of The Tango Trust
By:	/s/ Kimberly Strachan
	Print Name:	Kimberly Strachan
	Title:	Director

By:	/s/ Katrina Montgomery
	Print Name:	Katrina Montgomery
	Title:	Director